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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in that certain Registration Statement on Form S-8 of Merck & Co., Inc., File Number 33-64665, of our report dated May 22, 1998, except as to Note 7, which is as of June 19, 1998, appearing on page 2 of the Report of the Astra Merck Inc. Employee Savings and Security Plan on Form 11-K for the year ended December 31, 1997.



/s/  Price Waterhouse LLP

Price Waterhouse LLP



Philadelphia, PA
June 26, 1998